UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland  20874

(Address of principal executive offices)  (ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On February 1, 2010, Optelecom-NKF, Inc. (the “Company”) announced that it was restructuring its sales team and that in connection with this restructuring, Roland Hooghiemstra, Vice President of Sales and Marketing of the Company, is leaving the Company effective April 30, 2010.  The Company has entered in an agreement with Mr. Hooghiemstra regarding the termination of his employment agreement pursuant to which Mr. Hooghiemstra will receive a severance payment of EUR 137,124 upon the termination of his employment.  Additionally, pursuant to this termination agreement, Mr. Hooghiemstra has agreed not to engage in certain competitive activities until August 1, 2010 or to contact clients of the Company prior to February 1, 2011 and has released the Company from any claims under his employment agreement.

In connection with the restructuring of the sales team, Fabien Haubert has been promoted to Senior Sales Director — Europe, Middle East and Africa, and Chuck Queri has been promoted to Senior Sales Director — Americas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

		By:	/s/ David Patterson
David Patterson
Chief Executive Officer

Date:	February 4, 2010